UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  July 22, 2008

FNB United Corp.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(336) 626-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     Results of Operations and Financial Condition

On July 25, 2008, FNB United Corp. issued a news release announcing the results of operations for the quarter ended June 30, 2008.  A copy of the FNB United news release is attached hereto as Exhibit 99.1.

         The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing made by FNB United under the Securities Act of 1933, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.06.     Material Impairments

On July 22, 2008, FNB United Corp. concluded that a material charge for impairment of the goodwill of its indirect subsidiary, Dover Mortgage Company, is required.  During the second quarter of 2008, FNB United commenced an impairment evaluation of the goodwill of Dover Mortgage Company as a result of changes in Dover’s operations and business model, including the discontinuance of certain retail offices and loss of personnel at those locations.  FNB United has elected to take a non-cash impairment charge of $1.8 million (pre-tax and after-tax), and the non-cash charge is being recorded as a component of noninterest expense for the second quarter of 2008.

ITEM 9.01.     Financial Statements and Exhibits

Exhibits:

99.1	News release dated July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FNB UNITED CORP.

Date:	July 25, 2008	By:	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President
(Principal Financial and
Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release dated July 25, 2008.